Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006, and the nine months ended September 30, 2007, are based on the historical financial statements of Centerline Holding Company (the “Company”) after giving effect to the Company’s disposition of the majority of its mortgage revenue bonds, and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements as if such disposition had occurred as of September 30, 2007, for pro forma balance sheet purposes and as of January 1, 2006, for pro forma income statement purposes.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company disposed of the Company’s aforementioned assets during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission.

CENTERLINE HOLDING COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2007

(in thousands)

	Historical	Pro Forma
	Centerline	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$128,545			$128,545
Restricted cash	24,662			24,662
Mortgage revenue bonds - at fair value	2,578,107	$(2,226,405	)(a)	351,702
Other investments	308,184	702,950	(a)	1,011,134
Investment in and loans to affiliates	59,819			59,819
Goodwill and intangible assets, net	517,013	2,500	(a)	519,513
Deferred costs and other assets, net	146,912	25,765	(a)	176,948
		4,271	(b)
Investments held by consolidated partnerships	6,206,902	—		6,206,902
Other assets of consolidated partnerships	1,111,827	—		1,111,827
Total Assets	$11,081,971	$(1,490,919)		$9,591,052

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements	$1,900,820	$(1,886,070	)(a)	$14,750
Notes payable	640,948	(214,791	) (b)	426,157
Secured Financing		650,970	(a)	650,970
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500			273,500
Accounts payable, accrued expenses and other liabilities	236,090	93,765	(a)	329,855
Liabilities of consolidated partnerships	3,164,227			3,164,227
Total liabilities	6,215,585	(1,356,126)		4,859,459

Minority interests in subsidiaries, net of tax	220,196	(10,449	)(c)	209,747
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000			104,000
Limited partners’ interests in consolidated partnerships	3,705,564			3,705,564

Total shareholders’ equity	836,626	(124,344	)(c)	712,282
Total liabilities and equity	$11,081,971	$(1,490,919)		$9,591,052

CENTERLINE HOLDING COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Nine months ended September 30, 2007

(in thousands)

		Pro Forma
	Historical Centerline	Adjustments $		Pro Forma

Revenues:
Mortgage revenue bond interest income	$111,977	$(96,224	)(d)	$15,753
Other interest income	45,922	(388	)(d)	80,091
		34,557	(e)
Fee income	58,614	1,006	(d)	60,668
		1,048	(f)
Other revenues	12,136	(420	)(d)	11,716
Revenues of consolidated partnerships	181,931			181,931
Total revenues	410,580	(60,421)		350,159
Expenses:
Interest expense	99,723	(60,696	)(d)	45,416
		6,389	(h)
Interest expense of consolidated partnerships	72,086			72,086
Interest expense - distributions to preferred shareholders of subsidiary	14,173			14,173
General and administrative	144,656	(2,390	)(d)	142,266
Depreciation and amortization	34,133	(237	)(d)	35,383
		170	(g)
		1,317	(h)
Impairment of mortgage revenue bonds and other assets	19,933	(19,933	)(d)	—
Other expenses of consolidated partnerships	79,568			79,568
Total expenses	464,272	(75,380)		388,892
Loss before other income	(53,692)	14,959		(38,733)
Other income (loss):
Equity and other (loss) income, net	(77)	476	(i)	399
Repayment of mortgage revenue bonds and sales of other assets	6,996	(956	)(d)	6,040
Investments held by consolidated partnerships, net	(212,493)			(212,493)
Loss before allocations	(259,266)	14,479		(244,787)
(Income) / Loss Allocations:
Preferred shares of subsidiary	(4,669)			(4,669)
Minority interests in subsidiaries, net of tax	(898)	(5,017	)(j)	(5,915)
Partners of consolidated partnerships	260,890			260,890
(Loss) income before income taxes	(3,943)	9,462		5,519
Income tax benefit	4,820	2,868	(k)	7,688
Net income	877	12,330		13,207
4.4% CRA Preferred dividend requirements	(3,564)	—		(3,564)
Net (loss) income available to Common / CRA shareholders	$(2,687)	$12,330		$9,643
Net (loss) income per share:
Basic and Diluted	$(0.05)			$0.17
Weighted average shares outstanding:
Basic	57,248			57,248
Diluted	57,248	1,014	(l)	58,262

CENTERLINE HOLDING COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year ended December 31, 2006

(in thousands)

	Historical	Pro Forma
	Centerline	Adjustments		Pro Forma
Revenues:
Mortgage revenue bond interest income	$156,500	$(131,566	)(d)	$24,934
Other interest income	34,159	(458	)(d)	89,160
		55,459	(e)
Fee income	84,201	3,164	(d)	88,532
		1,167	(f)
Other revenues	28,661	(4,265	)(d)	24,396
Revenues of consolidated partnerships	83,738			83,738
Total revenues	387,259	(76,499)		310,760
Expenses:
Interest expense	97,055	(70,908	)(d)	25,664
		(483	)(h)
Interest expense of consolidated partnerships	47,926			47,926
Interest expense - distributions to preferred shareholders of subsidiary	18,898			18,898
General and administrative	165,648	(3,723	)(d)	161,925
Depreciation and amortization	47,527	(5,084	)(d)	47,278
		227	(g)
		4,608	(h)
Write-off of goodwill and intangible assets	2,644			2,644
Loss on impairment of mortgage revenue bonds and other assets	5,003	(2,885	)(d)	2,118
Other expenses of consolidated partnerships	75,946			75,946
Total expenses	460,647	(78,248)		382,399
Loss before other income	(73,388)	1,749		(71,639)
Other income (loss):
Equity and other income, net	1,978	49	(i)	2,027
Repayment of mortgage revenue bonds and sales of other assets	18,370	(1,055	)(d)	17,315
Investments held by consolidated partnerships, net	(278,232)			(278,232)
Loss before allocations	(331,272)	743		(330,529)
(Income) / Loss Allocations:
Preferred shares of subsidiary	(6,225)			(6,225)
Minority interests in subsidiaries, net of tax	(16,094)	(715	)(j)	(16,809)
Partners of consolidated partnerships	401,377			401,377
Income before income taxes	47,786	28		47,814
Income tax provision	(6,492)	1,743	(k)	(4,749)
Net income	41,294	1,771		43,065
4.4% CRA Preferred dividend requirements	(4,752)	—		(4,752)

Net income available to Common / CRA shareholders	$36,542	$1,771		$38,313

Net income per share:
Basic	$0.63	$—		$0.66
Diluted	$0.62	$—		$0.65

Weighted average shares outstanding:
Basic	58,154	—		58,154
Diluted	58,711	—		58,711

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              Background

On December 27, 2007, Centerline completed the securitization of most of its mortgage revenue bond portfolio.  This transaction primarily involved the following components:

A.                   Termination of almost all existing securitization programs secured by mortgage revenue bond investments.  Interest rate swap agreements associated with these programs were also terminated.

B.                     The exchange of mortgage revenue bond investments for three series of trust certificates issued by Freddie Mac, with such trust certificates classified as “A” in two series, “A-1” or “A-2” in the third series (all “A” classes being fixed rate) and “B” (residual) in all three series.  The “B” certificates are entitled to all cash flows from the underlying pool of mortgage revenue bonds after payment of interest and principal on the other certificates and the payment of servicing and administration fees.

C.                     The sale of all class “A” and “A-2” trust certificates and retention of the “A-1” and “B” classes of trust certificates.  A portion of the cash received for the certificates sold was placed in escrow in connection with stabilization requirements for certain properties securing some of the bonds.  Another portion will be deposited as collateral to replace bonds previously used as collateral for other programs.

D.                    Repayment and cancellation of the existing revolver and term loan facilities, which were replaced by similar, smaller revolver and term loan facilities.  The net amount of cash received from the securitization transaction contributed to the reduction in the amounts borrowed under the facilities.

E.                      Payment or accrual of fees associated with the securitization transaction or the new credit facility.

For accounting purposes, consummation of this transaction constitutes a sale of the mortgage revenue bond investments, with the exception of:

A.                   Certain bonds not included in the transaction, one of which remains in a securitized borrowing program; and

B.                     Those bonds for which continuing involvement on the part of Centerline precludes sale treatment despite consideration received from Freddie Mac. For such assets, a liability was established for the amount received from Freddie Mac.

As a result of the transaction and the resulting sale treatment for the bond investments, certain sources of revenue associated with the bond investments will be treated as earned immediately as compared to the historic recognition as yield adjustments on the investments.  In addition, Centerline will act as primary and special servicer for the mortgage revenue bonds, generating a servicing asset and an ongoing revenue stream.

2.               Pro Forma Adjustments

                        The historical financial statements before pro forma adjustments have been prepared based on Centerline Holding Company’s September 30, 2007, balance sheet and the statements of income for the year ended December 31, 2006, and the nine months ended September 30, 2007.

                        The unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared assuming the sale of the mortgage revenue bonds was consummated on September 30, 2007, in accordance with Article 11 of Regulation S-X under the Securities Act.

(a)                  Pro forma adjustments reflect the disposition of the bonds and the use of proceeds from the sale assuming the sale occurred on September 30, 2007.  The pro forma adjustments (based upon amounts recorded in the historical balance sheet) include: (i) the termination of existing securitization programs for bonds sold, including the write off of unamortized deferred financing costs; (ii) sale of the mortgage revenue bond assets; (iii) retention of “A-1” and “B” trust certificate investments; (iv) establishment of a cash collateral investment asset for cash proceeds placed in escrow; (v) recognition of a servicing asset as part of the proceeds of the sale; (vi) adjustment to deposit assets for the net increase in collateral maintained; (vii) establishment of a Secured Financing liability for proceeds received related to assets for which we did not recognize the securitization as a sale; (viii) accrual of amounts associated with the transaction not paid at closing; (ix) assumed collection of interest receivable for bonds sold and payment of interest payable for debt repaid; and (x) the recognition of a liability for certain instruments that as of the transaction are deemed freestanding derivatives.

(b)                 Pro forma adjustments to reflect the net decrease in the credit facility following the transaction, the write off of a portion of the deferred financing costs associated with the terminated facility and the capitalization of costs for the new facility.

(c)                  Pro forma adjustments to record the net impact on Shareholders’ equity and Minority Interests as a result of the transaction.

The unaudited Pro Forma Condensed Consolidated Income Statements were prepared assuming the sale of the mortgage revenue bonds was consummated on January 1, 2006, in accordance with Article 11 of Regulation S-X under the Securities Act. Pro forma adjustments do not include the loss on sale of the bonds ($67.5 million), write off of unamortized deferred charges associated with debt repaid ($2.4 million) or the impact of these items on income taxes or minority interests.

(d)                 Pro forma adjustment to eliminate income statement accounts associated with the mortgage revenue bonds and to change recognition of fees previously recorded as mortgage revenue bond yield adjustments, based on amounts included in the historical statements of income.

(e)                  Pro forma adjustment to record investment income related to trust certificates retained as part of the sale as well as escrow and collateral balances required in connection with the sale.

(f)                    Pro forma adjustment to record fee income related to servicing of mortgage revenue bonds based on the contractual servicing rate.

(g)                 Pro forma adjustment to amortize servicing rights capitalized as part of the disposition over an assumed weighted average life of 12.8 years.

(h)                 Pro forma adjustment to record incremental interest expense related to the new credit facility and adjusted amortization of deferred costs related to the facilities over the new terms of 1.5 years for the revolver and 1 year for the term loan.

(i)                     Pro forma adjustment to recognize the change in fair value of free standing derivatives previously recorded in other comprehensive income.

(j)                     Allocation of pro forma income/loss to minority interests.

(k)                  Pro forma adjustment to record the income tax impact of certain pro forma adjustments applicable to subsidiaries subject to taxation (at an assumed 42% tax rate).

(l)             Shares used to calculate unaudited pro forma net income per share were adjusted by the following:

(in thousands)
Nine Months Ended September 30, 2007

Equivalent shares (using the treasury method)	1,014

Total added to diluted share calculation	1,014

Pro forma EPS was calculated as follows:

(in thousands, except per share amounts)	Nine Months Ended September 30, 2007			Year Ended December 31, 2006
	Income	Shares	Per Share	Loss	Shares	Per Share
Net income (loss)	13,207			$43,065
Preferred dividends	(3,564)			(4,752)
Net income (loss) available to shareholders (Basic EPS)	9,643	57,248	$0.17	38,313	58,154	$0.66
Effect of dilutive securities	—	1,014		—	577
Diluted EPS	9,643	58,262	$0.17	$38,313	58,711	$0.65